EXHIBIT 10.1
GREENVILLE FEDERAL FINANCIAL CORPORATION
2006 EQUITY PLAN
AWARD AGREEMENT
          Greenville Federal Financial Corporation, a federally chartered stock subsidiary holding company (the “Company”), hereby grants the following award (this “Award”) with respect to common stock, par value $.01 per share, of the Company (the “Shares”), to the Employee or Director named below. The terms and conditions of this Award are set forth in this Agreement (which includes this cover sheet), in the Greenville Federal Financial Corporation 2006 Equity Plan (the “Plan”) and in the Plan prospectus. Copies of the Plan and the Plan prospectus are attached. A copy of this Award Agreement must be signed and returned to the President or the Chief Financial Officer of the Company at its executive offices within 60 days of the Award Grant Date or the Award will be deemed forfeited.
Award Grant Date:
Type of Award: Nonqualified Stock Option                                           Incentive Stock Option
                            Retention Shares
Name of Employee/Director:
Number of Shares Covered by Award:
If Option, Exercise Price per Share: $           , which is intended to be not less than 100% of the Fair Market Value of the Shares on the Option Grant Date.
Vesting Schedule: Subject to all of the terms and conditions set forth in this Agreement and the Plan, your right to acquire Shares under this Award shall vest as follows:

	Number of Full Years Beginning	Cumulative Percentage
	After Grant Date	Vested
	Less than one	0 percent
	One but fewer than two	20 percent
	Two but fewer than three	40 percent
	Three but fewer than four	60 percent
	Four but fewer than five	80 percent
	Five or more	100 percent
Award Term:	Ten years
By signing the cover sheet of this Agreement, the undersigned agree to all of the terms and conditions described in this Agreement and in the Plan.

Employee/Director:		Company:

	Signature		Signature

	Typed or printed name		Typed or printed name

Its:

The Plan and Other Agreements
The text of the Plan, as it may be amended from time to time, is incorporated in this Agreement by reference. This Agreement (which includes the cover sheet) and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. In the event that any provision in this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling. Certain capitalized terms used in this Agreement are defined in the Plan. You are strongly urged to read the Plan and the Plan prospectus in their entirety.
Vesting
This Award may be exercised or will vest according to the schedule set forth on the cover sheet.
Term
This Award shall expire in any event at the close of business at the Company’s executive offices on the day before the ten-year anniversary of the Award Grant Date, as shown on the cover sheet. If you are an Employee, this Award will expire earlier if your employment by the Company or any Related Entity (“Employment”) Terminates, as described below. If you are a Director, this Award will expire earlier if your service as a Director (“Service”) Terminates, as described below.
Termination due to Death or Disability
If your Employment or Service Terminates because of your death or Disability, (1) all Nonqualified Stock Options will be fully exercisable and may be exercised at any time before the earlier of the expiration date specified in this Agreement or one year after the date of your death or Disability; (2) all Incentive Stock Options will be fully exercisable and may be exercised at any time before the earlier of the expiration date specified in this Agreement or one year after the Termination date; and (3) all Retention Shares granted to you will be fully earned.
Termination for Cause
If your Employment is Terminated (or is deemed to have been Terminated) for Cause, all Awards that are outstanding (whether or not then exercisable) will be forfeited.
Termination for Any Other Reason
If your Employment or Service Terminates for any reason other than because of your death or Disability or because you were Terminated for Cause, any Options that are outstanding on your Termination date and which are then exercisable may be exercised at any time before the earlier of (1) the expiration date specified in this Agreement or (2) three months after the Termination date. All Options that are not then exercisable will terminate on the Termination date. All Retention Shares that are not yet earned when you Terminate will terminate on the Termination date.
Other Events. In the event that the Company becomes critically undercapitalized, becomes subject to an enforcement action by the Office of Thrift Supervision, or receives a capital directive, the Directors and officers of the Company must, in accordance with Office of Thrift Supervision regulations, exercise any Awards that are outstanding as of that date which are then exercisable or automatically forfeit their Awards.
Beneficiary Designation
You may name a Beneficiary or Beneficiaries to receive or to exercise this Award at your death, to the extent this Award is so vested or exercisable as set forth elsewhere in this Agreement and the Plan. Such a designation may be done only on the attached Beneficiary Designation Form and by following the rules in that Form. The Beneficiary Designation Form need not be completed now and is not required as a condition of receiving your Award. If you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your Beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

No Rights to Continue as Employee or Director
If you are an Employee, neither this Award nor this Agreement gives you the right to continued Employment by the Company or any Related Entity. If you are a Director, neither this Award nor this Agreement gives you the right to continue as a Company director or to be nominated by the Board of Directors of the Company to continue as a Company director.
Adjustments
The Committee may adjust the number of Shares covered by this Award and the Exercise Price per Share, if any, under certain circumstances as provided in the Plan. Notwithstanding anything to the contrary contained in this Agreement, this Award (and the vesting thereof) shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company becomes subject to such corporate activity. The Committee also retains the right to amend the Plan and this Agreement without any additional consideration to you to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or this Agreement (or both) before those amendments.
Transfer of Award
Prior to your death, only you, your guardian or your legal representative may exercise this Award, and you may not transfer or assign this Award.
Withholding Taxes
You will not be allowed to exercise this Award, if it is an Option, and you will not receive earned Shares if this Award is Retention Shares, unless you make arrangements acceptable to the Committee to pay any withholding or other taxes that may be due as a result of the exercise or vesting of this Award or the sale of Shares acquired under this Award.
Certain Provisions if this Award is an Option
Notice of Exercise. When you wish to exercise this Award, you must notify the Company by delivering an appropriate “Notice of Exercise” to the Committee, in care of either the President or the Chief Financial Officer of the Company at the Company’s executive offices. A copy of such Notice of Exercise is attached to this Agreement. Your notice must specify how many Shares you wish to purchase (which must be a whole number of Shares) and how your Shares should be registered (in our name only, or in your and your spouse’s names as joint tenants or as joint tenants with right of survivorship). Your notice will be effective when it is received by the Company at the Company’s executive offices. If someone else wants to exercise this Award after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment. When you submit your notice of exercise, you must include payment of the Exercise Price per Share for the Shares you are purchasing. Payment may be made in cash, a cashier’s check or a money order, or you may exercise this Option by tendering Shares you already have owned for at least six months and that have a Fair Market Value equal to the Exercise Price per Share for the Shares you are purchasing. You are urged to read carefully the taxation discussion in the Plan prospectus before exercising your Option.

Restrictions on Exercise and Resale. By signing this Agreement, you agree not to exercise this Award or sell any Shares acquired under this Award at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Award if the issuance of Shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Award shall not be exercisable if the Committee determines, in its sole discretion, that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any issuance of securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the Vesting Schedule set forth on the cover page other than to limit the periods during which this Award shall be exercisable.

No Stockholder Rights. Neither you, nor your estate or heirs, shall have any rights as a stockholder of the Company with respect to the Shares underlying this Award until this Award has been exercised and a certificate for the Shares being acquired has been issued. No adjustments will be made for dividends or other rights if the applicable record date occurs before the certificate for the Shares is issued, except as described in the Plan.
Certain Provisions if this Award is Retention Shares
Voting of Retention Shares. All Shares of the Stock held by the Trustees in the Plan Share Reserve that have not yet been awarded will be voted by the Trustees. A Participant will be entitled to direct the Trustees with respect to the voting of Retention Shares that have been awarded to the Participant but are still held in the Trust, whether or not such awarded Retention Shares have been earned.